EXHIBIT 11

                    CALCULATION OF EARNINGS PER COMMON SHARE
             FOR THE QUARTER AND SIX MONTHS ENDED NOVEMBER 30, 1996

                                                       Primary       Primary     Fully Diluted     Fully Diluted
                                                       Quarter      Six Months      Quarter          Six Months
                                                  -------------------------------------------------------------
CSE's:
  Common Stock                                         4,100,420    4,100,420      4,100,420         4,100,420
  Series 2 Preferred (CSE)                               970,450      970,450        970,450           970,450
  Debentures (non-CSE):
    # bonds                                                  189          189            189               189
    x conversion rate                                        200          200            200               200
                                                  -------------------------------------------------------------
    # shares under bonds outstanding                      37,800       37,800         37,800            37,800
    x exercise price                                           5            5              5                 5
                                                  -------------------------------------------------------------
    = cash generated                                     189,000      189,000        189,000           189,000
Market price of common stock:
      Average                                              $0.25        $0.25
      Closing                                                                       $0.15625          $0.15625

 # treasury shares that could be repurchased             756,000      756,000      1,209,600         1,209,600
                                                  -------------------------------------------------------------
Incremental # shares                                           0            0              0                 0
  Warrants & options:
     # options & warrants outstanding                  5,380,763    5,380,763      5,380,763         5,380,763
      x exercise price = cash generated                2,463,981    2,463,981      2,463,981         2,463,981
Market price of common stock:
      Average                                              $0.25        $0.25
      Closing                                                                       $0.15625          $0.15625

 # treasury shares that could be repurchased           9,855,924    9,855,924     15,769,478        15,769,478
                                                  -------------------------------------------------------------
Incremental # shares                                           0            0              0                 0

Total CSE                                              4,100,420    4,100,420      4,100,420         4,100,420
                                                  -------------------------------------------------------------
Debentures "if converted"                                                             37,800            37,800

EARNINGS PER SHARE:
Preferred Stock Excluded:
    Net income                                           (52,977)     (15,241)       (52,977)          (15,241)
    Subtract:  preferred stock dividends                  87,342      174,684         87,342           174,684
    Add:  interest expense on non-CSE debt                                             4,489             8,978
                                                  -------------------------------------------------------------
                                                        (140,319)    (189,925)      (135,830)         (180,948)
    Divided by #CSEs + non-CSE debt                    4,100,420    4,100,420      4,138,220         4,138,220
                                                  -------------------------------------------------------------
        EPS                                                (0.03)       (0.05)         (0.03)            (0.04)
Preferred Stock Included:
    Net income                                           (52,977)     (15,241)       (52,977)          (15,241)
    Add:  interest expense on non-CSE debt                                             4,489             8,978
                                                  -------------------------------------------------------------
                                                         (52,977)     (15,241)       (48,488)           (6,264)
    Divided by #CSEs + non-CSE debt                    5,070,870    5,070,870      5,108,670         5,108,670
                                                  -------------------------------------------------------------
        EPS                                                (0.01)       (0.00)         (0.01)            (0.00)

(Preferred Stock is anti-dilutive so it is not included in EPS.)
(Debt is Determined to be non-CSE due to the interest rate test.)